UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2020

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16772 W Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

858-800-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 ).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2020, Modular Medical, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing employment agreement dated August 1, 2018 with Paul DiPerna, the Company’s chief executive officer, chairman, chief financial officer, secretary and treasurer. The board of directors of the Company approved the Amendment after reviewing such employment agreement with Mr. DiPerna. The Amendment includes the changes set forth below. Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Amendment.

Payment to Executive. In the event of a Change of Control, within 60 days of the date the Change of Control occurs, Mr. DiPerna shall be paid by the Company or its successor in interest a lump sum cash payment equal to 12 months of Mr. DiPerna’s then annual Base Compensation.

Acceleration of Unvested Awards. In the event of a Change of Control, immediately prior to such Change of Control, any unvested stock options or other unvested securities of the Company issued to Mr. DiPerna shall automatically accelerate and immediately become fully vested and exercisable.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Amendment, which is attached as Exhibit 10.18 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.18	First Amendment to Employment Agreement between the Company and Paul DiPerna effective as of May 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: May 27, 2020	/s/ Paul M. DiPerna
Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer